UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 24, 2009
Chrysler Financial Auto Securitization Trust 2009-B

(Exact name of Issuing Entity as specified in its charter)
Chrysler Financial Services Americas LLC
(Exact name of Sponsor and Depositor as specified in its charter)

State of Delaware	333-138140-06	26-6584752

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o BNY Mellon Trust of Delaware, as owner trustee, 100 White Clay Center, Route 273, Newark, Delaware	19711

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (302) 283-8905

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01. Other Events.
     In connection with the issuance on November 24, 2009 by Chrysler Financial Auto Securitization Trust 2009-B of $334,100,000 Asset Backed Notes offered pursuant to the Prospectus dated November 16, 2009 and the Prospectus Supplement dated November 19, 2009, which were filed with the Securities and Exchange Commission by Chrysler Financial Services America LLC, as depositor, the documents listed below in Item 9.01(d) are annexed hereto as exhibits to this Current Report on Form 8-K.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
1.1	Underwriting Agreement, dated November 19, 2009, between CFSA and Barclays Capital Inc., as an Underwriter and Representative of the several Underwriters of the Class A-2 Notes and as sole Underwriter of the Class B Notes.

5.1	Legality Opinion of Milbank, Tweed, Hadley & McCloy LLP.

8.1	Tax Opinion of Milbank, Tweed, Hadley & McCloy LLP.

23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibits 5.1 and 8.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRYSLER FINANCIAL SERVICES AMERICAS LLC, as Depositor
By:	/s/ Q. Gwynn Lam
Q. Gwynn Lam
Assistant Secretary

Date: November 24, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement, dated November 19, 2009, between CFSA and Barclays Capital Inc., as an Underwriter and Representative of the several Underwriters of the Class A-2 Notes and as sole Underwriter of the Class B Notes.

5.1	Legality Opinion of Milbank, Tweed, Hadley & McCloy LLP.

8.1	Tax Opinion of Milbank, Tweed, Hadley & McCloy LLP.

23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibits 5.1 and 8.1).

4